GCP Applied Technologies Expands Building Materials Portfolio with Acquisition of Halex Corporation

Cambridge, MA - November 9, 2016 -- GCP Applied Technologies Inc. (NYSE: GCP) announced today that it has completed the acquisition of Halex Corporation for $47 million. Halex is a supplier of flooring products with annual net sales of approximately $45 million, and is best recognized for its proprietary VersaShield® rolled moisture barrier flooring membrane.

VersaShield protects flooring from moisture and alkalinity-related damage, and its membrane is highly regarded in the industry for its strong performance, and ease and speed of installation. Halex is also known for its ORCON® seam tapes and other accessory flooring installation products.

“Our plan to build on the success of the VersaShield product line fits well with our broader goal of creating new product categories that change the way the industry approaches building protection solutions,” said GCP President and CEO, Gregory E. Poling. “Providing customers with differentiated products for interior environments opens new growth opportunities in the building envelope.”

“Halex is a great fit for GCP because it offers high-performance products that allow us to fully leverage our existing sales and distribution channels. The company also shares our emphasis on providing a high-touch customer service model, coupled with technical service capabilities required to support specifiers and owners,” said Zain Mahmood, President of GCP’s Specialty Building Materials business.

“GCP is known for our exterior building products, like Preprufe® membranes, Ice & Water Shield® underlayments, and, more recently, Silcor® liquid waterproofing. Adding an interior moisture barrier offering is a natural extension to our product range,” said Mahmood. He went on to add that “our products are used for specialty applications in both new construction and renovation projects, including commercial, residential, and infrastructure. Halex’s product application focus will allow us to increase our penetration into the repair and renovation segments.”

Halex Corporation has three North American sites located in Ontario, California, Calhoun, Georgia and Bensalem, Pennsylvania.

About GCP Applied Technologies
GCP Applied Technologies is a leading global provider of products and technology solutions for customers in the specialty construction chemicals, specialty building materials, and packaging sealants and coatings industries. Our products help improve the performance of our customers’ products, increase productivity in their application or manufacturing processes, and meet the increasing regulatory requirements impacting their industry. GCP has approximately 3,000 employees on six continents, and serves customers in more than 110 countries. More information is available at www.gcpat.com.
This announcement contains “forward-looking statements,” that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. Like other businesses, GCP is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; uncertainties related to GCP’s ability to realize the anticipated benefits of the spin-off /separation from W.R. Grace and the value of GCP’s common stock following the spin-off; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel following the spin-off; and hazardous materials and the costs of compliance with environmental regulation. These and other factors are identified and described in more detail in GCP's Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on GCP’s projections and forward-looking statements, which speak only as the date thereof. GCP undertakes no obligation to publicly release any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

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